EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     I, Denise Barton, Chief Financial Officer of Atlantic Coast Entertainment Holdings, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2005 of the Registrant (the “Report”):
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/Denise Barton Denise Barton
Vice President, Chief Financial Officer of
Atlantic Coast Entertainment Holdings, Inc.

Date:	March 16, 2006

63